Exhibit 99.2

bluebird bio Licenses Lentiviral Vector Patent Rights for Development and Commercialization of Cell Therapies

Cambridge, Mass., May 2, 2017 -- bluebird bio, Inc. (Nasdaq: BLUE) today announced that it has entered into a worldwide license agreement around its proprietary lentiviral vector platform with Novartis Pharma AG.

“bluebird bio is a pioneer in the field of lentiviral vector-based cell and gene therapy, and our partnerships and licensing agreements have been crucial to our success since our early days. We have continued to build upon our intellectual property, applying the incredible potential of lentiviral vectors to both our ongoing clinical gene therapy and immuno-oncology programs,” said Jeff Walsh, chief financial and strategy officer, bluebird bio. “Our agreement with Novartis is a testament to our leadership in the field, and allows us to facilitate the efforts of others working to develop transformational therapies for patients.”

Under the terms of the agreement with Novartis, Novartis will non-exclusively license certain bluebird patent rights related to lentiviral vector technology to develop and commercialize chimeric antigen receptor T cell (CAR T) therapies for oncology, including CTL019, Novartis’s anti-CD19 CAR T investigational therapy.

Financial terms of the agreement include an upfront payment to bluebird as well as milestone and royalty payments.

About bluebird bio, Inc.

With its lentiviral-based gene therapies, T cell immunotherapy expertise and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and cancer. bluebird bio’s gene therapy clinical programs include its Lenti-D™ product candidate, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of cerebral adrenoleukodystrophy, and its LentiGlobin™  product candidate, currently in four clinical studies for the treatment of transfusion-dependent β-thalassemia, and severe sickle cell disease. bluebird bio’s oncology pipeline is built upon the company’s leadership in lentiviral gene delivery and T cell engineering, with a focus on developing novel T cell-based immunotherapies, including chimeric antigen receptor (CAR T) and T cell receptor (TCR) therapies. bluebird bio’s lead oncology program, bb2121, is an anti-BCMA CAR T program partnered with Celgene. bb2121 is currently being studied in a Phase 1 trial for the treatment of relapsed/refractory multiple myeloma. bluebird bio also has discovery research programs utilizing megaTAL/homing endonuclease gene editing technologies with the potential for use across the company’s pipeline.

bluebird bio has operations in Cambridge, Massachusetts and Seattle, Washington.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s license agreements with third parties and our licensee’s product candidates, as well as the advancement of, and anticipated development and regulatory milestones and plans related to the Company’s product candidates and clinical studies. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the product candidates of our licensees are not successfully developed, approved or commercialized, risks that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, risks that the current or planned clinical trials of the LentiGlobin drug product will be insufficient to support regulatory submissions or marketing approval in the United States and European Union,  and the risk that any one or more of our product candidates will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Contact:

Investors:

bluebird bio, Inc.

Manisha Pai, 617-245-2107

mpai@bluebirdbio.com

Media:

bluebird bio, Inc.

Elizabeth Pingpank, 617-914-8736

epingpank@bluebirdbio.com